UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2010

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)
On January 18, 2011, the Board of Directors of Winnebago Industries, Inc. (the "Company") announced the election of Randy J. Potts to the office of President of the Company and the relinquishment of the title of President by Robert J. Olson, the Company's Chairman and Chief Executive Officer.

Mr. Potts' tenure with the Company and his business experience can be found in the Company's Annual Report on Form 10-K for the fiscal year ended August 28, 2010, and such information is incorporated by reference herein.

In connection with his election, the Human Resources Committee of the Board of Directors determined that Mr. Potts will continue to participate in the Company's standard executive compensation programs. Effective January 17, 2011, he will receive an annual base salary of $315,000 and will (continue to) have an annual target of 60% of his annualized base salary at 100% achievement of performance under the Officers Incentive Compensation Plan for Fiscal 2011 and an annual target of 25% of his annualized base salary at 100% achievement of performance under outstanding Long-Term Incentive Plans.

A copy of the Company's press release relating to the above election is being filed as Exhibit 99.1 to this Form 8-K.

Explanatory Note

Pursuant to the instructions to paragraph 5.02(c) of Form 8-K, the Company is making the disclosure required pursuant to 5.02(c) on the date of public announcement of Mr. Potts' promotion to President.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number       Description

99.1	Press release of Winnebago Industries, Inc. Announcing Election of Randy J. Potts to the Position of President, dated January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.
(Registrant)

Dated:	January 20, 2011	By:	/s/ Robert J. Olson
		Name:	Robert J. Olson
		Title:	Chairman of the Board and Chief Executive Officer